UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

(Date of earliest event reported): August 31, 2007

ARCHON CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	1-9481	88-0304348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification)

4336 Losee Road, Suite 5

North Las Vegas, Nevada 89030

(Address of principal executive office and zip code)

(775) 732-9120

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors; Election of Directors

On August 31, 2007 the category of Special Director was eliminated from the registrant’s Board of Directors as the registrant’s Exchangeable Redeemable Preferred Stock (“Preferred Stock”) was redeemed (see Item 8.01, below).

Item 8.01	Other Events.

On August 31, 2007 all of the outstanding shares of the Preferred Stock of the registrant were redeemed at the redemption price of $5.241 per share as provided for in the Notice of Redemption and related Letter of Transmittal mailed to the holders of Preferred Stock on July 31, 2007 and further attached as an Exhibit to Form 8-K filed by the registrant on July 31, 2007.

As a result of the redemption, the shares of Preferred Stock, quoted under the symbol ARHNP, will no longer be quoted on the Over The Counter Bulletin Board (“OTCBB”). The common stock of the registrant will be unaffected and will continue to be quoted on the OTCBB.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ARCHON CORPORATION

By:	/s/ Paul W. Lowden
Name:	Paul W. Lowden
Title:	Chairman of the Board and President

Dated: August 31, 2007